Exhibit 99.1

Adtalem Global Education Announces Third Quarter Fiscal 2019 Results

New Student Enrollment Across the Portfolio Increased 15.4%

CHICAGO--(BUSINESS WIRE)--May 2, 2019--Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2019 third quarter ended March 31, 2019.

“The third quarter saw an overall increase in enrollment in the March term, growth across most of our segments, a continued strong balance sheet, and achievement of several strategic milestones. The Medical and Healthcare business grew organically and celebrated the permanent relocation of RUSM to its new home in Barbados. Professional Education also continued its strong momentum, growing 14%, largely due to the continued success of ACAMS and renewed performance at Becker. As we transition into a leading workforce solutions provider, we remain fully focused on growing and extending our reach in this segment, including our pending acquisition of OnCourse Learning’s financial services business,” said Lisa Wardell, president and CEO of Adtalem. “We have, however, experienced pressure on the top-line primarily due to challenges in Brazil, where currency headwinds and delays in FIES funding negatively impacted top-line growth. As a result, we have adjusted our full-year revenue expectations, but are reaffirming our guidance for earnings per share growth given our continued performance in improving our operational efficiencies. Despite the near-term revenue growth challenges, we remain fully committed to driving both top-line and earnings growth to achieve our long-term targets.

“This quarter, we continued to strengthen our balance sheet and maintained our commitment to returning cash to shareholders through ongoing share repurchases. As we look ahead to fiscal year 2020 and beyond, we are committed to unlocking value-creation opportunities by streamlining and focusing the portfolio to build upon existing strengths, and leveraging the opportunities we have to expand our access to new students and customers, product offerings and markets,” concluded Ms. Wardell.

Financial Highlights

Selected financial data for the three months ended March 31, 2019:

  Revenue of $308.6 million declined 0.5 percent compared to the prior year
  Operating income from continuing operations was $46.3 million compared to $52.5 million in the prior year; operating income from continuing operations excluding special items was $50.2 million compared to $53.1 million in the prior year
  Net income was $37.9 million compared to $39.3 million in the prior year; net income from continuing operations excluding special items was $40.0 million compared to $43.4 million in the prior year
  Diluted earnings per share was $0.64 compared to $0.63 in the prior year; diluted earnings per share from continuing operations excluding special items was $0.68 compared to $0.70 in the prior year
  Approximately 1.27 million shares of common stock were repurchased during the third quarter of fiscal 2019 at an average purchase price of $48.15 for a total of $61.0 million

Selected financial data for the nine months ended March 31, 2019:

  Revenue of $909.4 million decreased 0.2 percent compared to the prior year
  Operating income from continuing operations was $114.1 million compared to $142.3 million in the prior year; operating income from continuing operations excluding special items was $145.6 million compared to $145.5 million in the prior year
  Net income was $45.7 million compared to a net loss of $29.0 million in the prior year; net income from continuing operations excluding special items was $111.8 million compared to $119.9 million in the prior year
  Diluted earnings per share was $0.76 compared to a loss per share of $0.46 in the prior year; diluted earnings per share from continuing operations excluding special items was $1.86 compared to $1.92 in the prior year
  Approximately 3.6 million shares of common stock were repurchased during the first nine months of fiscal 2019 at an average purchase price of $48.71 for a total of $176.9 million

Fiscal 2019 third quarter results contained special items including total pre-tax restructuring charges of $3.9 million, primarily related to real estate consolidations in Adtalem Brazil and Adtalem’s home office.

Adtalem completed the transfer of ownership of DeVry University and Carrington College during the second quarter of fiscal 2019. A pre-tax reduction to the previously recorded loss on discontinued operations of $1.8 million was recorded in the third quarter of fiscal 2019 related to these divestitures.

Segment Highlights

Medical and Healthcare

Third quarter segment revenue increased 1.6 percent to $223.6 million compared to the prior year. Excluding the impact of the shift in starts of medical students in the prior year from the September to the January session due to Hurricanes Irma and Maria, third quarter revenue increased 3.3 percent.

Chamberlain revenue was essentially flat in the third quarter compared to the prior year. In the March 2019 session, new student enrollment declined 3.7 percent (online only) while total student enrollment increased 3.4 percent compared to the prior year with strong growth in the campus Bachelor of Science of Nursing program as well as the graduate programs.

Revenue in the quarter for the medical and veterinary schools increased 4.1 percent from the prior year. Excluding the impact of the shift in revenue in the prior year from the September to the January session, third quarter revenue increased 8.5 percent.

Segment operating income in the third quarter was $53.1 million compared to $60.3 million in the prior year. Excluding special items, segment operating income in the third quarter was $53.0 million compared to $60.8 million in the prior year.

Professional Education

Third quarter segment revenue increased 14.1 percent to $35.9 million compared to the prior year. Becker Accounting revenue grew 3.0 percent and ACAMS revenue increased 38.1 percent. Segment operating income in the quarter was $5.1 million compared to $2.4 million in the prior year.

Technology and Business

Third quarter segment revenue decreased 15.5 percent to $49.9 million compared to the prior year. On a constant currency basis, revenue decreased 2.0 percent compared to the prior year driven by higher discounting necessary to offset the effect of reductions and delays in government financial aid program funding. New student enrollment increased 17.7 percent, and increased 8.6 percent excluding distance learning, while total enrollment was up 5.6 percent and increased 2.0 percent excluding distance learning.

Segment operating loss in the third quarter was $2.6 million compared to a loss of $0.1 million in the prior year. Excluding special items, third quarter segment operating loss was $0.8 million compared to $0.1 million in the prior year.

Adtalem Outlook

Fiscal Fourth Quarter 2019

  Revenue is expected to increase approximately 3 to 4 percent compared to the prior year
  Operating costs excluding special items are expected to increase 3 to 4 percent compared to the prior year. The fourth quarter outlook assumes an exchange rate of 3.81 Brazilian real to the U.S. dollar

Fiscal Year 2019

  Revenue is expected to be essentially flat compared to the prior year
  Effective income tax rate is expected to be in the 16 to 17 percent range
  Earnings per share from continuing operations excluding special items are expected to grow in the 2 to 3 percent range compared to the prior year
  Full year capital spending is expected to be approximately $65 million

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its third quarter fiscal 2019 earnings on Thursday, May 2, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, president and chief executive officer, and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international) and ask for the Adtalem call or use conference ID: 13689883. Adtalem will also broadcast the conference call on the Adtalem website at https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/29880/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a telephone replay of the call until June 3, 2019. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international), conference ID: 13689883. To access the webcast replay, please visit Adtalem's website at http://investors.adtalem.com/CorporateProfile

About Adtalem Global Education Inc.

The purpose of Adtalem Global Education Inc. is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of Adtalem Educacional do Brasil, American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com.

Forward-Looking Statement

Certain statements contained in this release concerning Adtalem Global Education’s expected future performance, including those statements concerning expectations or plans, constitute “forward-looking statements” within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “could,” or other words or phrases of similar import which predict or indicate future events or trends or that are not statements of historical matters. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ending June 30, 2018 filed with the Securities and Exchange Commission (SEC) on August 24, 2018 and our other filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

	3Q 2019	3Q 2018	% Change
Adtalem Global Education Student Enrollments[1]

New students	30,231	26,197	+15.4%
Total students	117,571	112,691	+4.3%

Adtalem Brazil
March Semester
New students	27,505	23,367	+17.7%
Total students	79,919	75,700	+5.6%

Chamberlain University
January Session
New students	4,759	4,472	+6.4%
Total students	32,354	31,333	+3.3%

March Session
New students(2)	2,726	2,830	-3.7%
Total students	32,104	31,053	+3.4%

Average Third Quarter Enrollment(3)
New students	4,081	3,925	+4.0%
Total students	32,271	31,240	+3.3%

Medical and Veterinary
January Semester(4)
New students	471	515	-8.5%
Total students	5,548	5,938	-6.6%

1)	Includes the most recently reported enrollments at Adtalem’s postsecondary institutions
2)	Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May; Total students includes pre and post-licensure enrollment
3)	Weighted average: 2/3 January, 1/3 March
4)	Includes enrollments in its medical and veterinary preparatory programs

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	June 30,	March 31,
	2019	2018	2018
ASSETS:	(in thousands, except share and par value amounts)
Current Assets:
Cash and Cash Equivalents	$321,211	$430,690	$265,325
Investments in Marketable Securities	8,341	4,255	4,200
Restricted Cash	391	310	498
Accounts Receivable, Net	155,372	146,726	155,418
Prepaid Expenses and Other Current Assets	54,776	58,887	70,275
Current Assets Held for Sale	-	47,132	43,624
Total Current Assets	540,091	688,000	539,340
Land, Building and Equipment:
Land	43,801	48,177	48,359
Building	374,535	389,129	383,880
Equipment	279,170	302,516	304,971
Construction in Progress	16,445	25,360	29,711
	713,951	765,182	766,921
Accumulated Depreciation	(354,330)	(376,528)	(363,556)
Land, Building and Equipment Held for Sale, Net	-	-	14,994
Land, Building and Equipment, Net	359,621	388,654	418,359
Noncurrent Assets:
Deferred Income Taxes	19,199	38,780	30,500
Intangible Assets, Net	355,147	362,931	385,142
Goodwill	811,260	813,887	845,843
Other Assets, Net	63,385	39,259	32,021
Noncurrent Assets Held for Sale	-	13,450	37,121
Total Other Assets	1,248,991	1,268,307	1,330,627
TOTAL ASSETS	$2,148,703	$2,344,961	$2,288,326

LIABILITIES:
Current Liabilities:
Accounts Payable	$42,322	$47,477	$33,992
Accrued Salaries, Wages and Benefits	54,901	71,289	60,794
Accrued Liabilities	86,622	80,803	77,917
Deferred Revenue	122,360	106,773	133,299
Current Portion of Long-Term Debt	3,000	3,000	-
Current Liabilities Held for Sale	-	56,439	72,624
Total Current Liabilities	309,205	365,781	378,626
Noncurrent Liabilities:
Long-Term Debt	288,589	290,073	120,000
Deferred Income Taxes	33,278	29,115	33,519
Other Liabilities	104,562	131,380	96,920
Income Taxes Payable	-	-	88,562
Noncurrent Liabilities Held for Sale	-	216	1,021
Total Other Liabilities	426,429	450,784	340,022
TOTAL LIABILITIES	735,634	816,565	718,648
NONCONTROLLING INTEREST	8,482	9,110	11,391
SHAREHOLDERS' EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 56,954,000,
59,893,000 and 60,369,000 Shares Outstanding at March 31, 2019,
June 30, 2018 and March 31, 2018, respectively	801	793	792
Additional Paid-in Capital	483,043	454,653	450,120
Retained Earnings	1,964,169	1,917,373	1,852,122
Accumulated Other Comprehensive Loss	(148,706)	(142,168)	(59,195)
Treasury Stock, at Cost, 23,149,000, 19,390,000 and 18,852,000 Shares at
March 31, 2019, June 30, 2018 and March 31, 2018, respectively	(894,720)	(711,365)	(685,552)
TOTAL SHAREHOLDERS' EQUITY	1,404,587	1,519,286	1,558,287
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,148,703	$2,344,961	$2,288,326

ADTALEM GLOBAL EDUCATION INC. CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share amounts)
REVENUE	$308,609	$310,070	$909,393	$911,424
OPERATING COST AND EXPENSE:
Cost of Educational Services	156,339	159,312	463,224	489,931
Student Services and Administrative Expense	102,062	97,633	300,548	276,000
Restructuring Expense	3,902	621	47,095	3,184
Insurance Settlement Gain	-	-	(15,571)	-
Total Operating Cost and Expense	262,303	257,566	795,296	769,115
Operating Income from Continuing Operations	46,306	52,504	114,097	142,309
OTHER INCOME (EXPENSE):
Interest and Dividend Income	2,003	1,329	6,121	4,812
Interest Expense	(5,269)	(2,850)	(17,027)	(7,247)
Investment Gain (Loss)	715	-	(407)	-
Net Other Expense	(2,551)	(1,521)	(11,313)	(2,435)
Income from Continuing Operations Before Income Taxes	43,755	50,983	102,784	139,874
Income Tax Provision	(7,542)	(8,024)	(18,820)	(122,775)
Equity Method Investment Loss	-	(100)	-	(138)
Income from Continuing Operations	36,213	42,859	83,964	16,961
DISCONTINUED OPERATIONS:
Income (Loss) from Discontinued Operations Before
Income Taxes	2,038	(7,422)	(12,410)	(71,280)
Loss on Disposal of Discontinued Operations Before
Income Taxes	(265)	-	(32,979)	-
Income Tax (Provision) Benefit	(120)	3,851	7,212	25,741
Income (Loss) from Discontinued Operations	1,653	(3,571)	(38,177)	(45,539)
NET INCOME (LOSS)	37,866	39,288	45,787	(28,578)
Net Loss (Income) Attributable to Noncontrolling Interest	39	46	(117)	(459)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM
GLOBAL EDUCATION	$37,905	$39,334	$45,670	$(29,037)

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION:
Income from Continuing Operations	$36,252	$42,905	$83,847	$16,502
Income (Loss) from Discontinued Operations	1,653	(3,571)	(38,177)	(45,539)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM
GLOBAL EDUCATION	$37,905	$39,334	$45,670	$(29,037)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE
TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$0.62	$0.70	$1.42	$0.27
Discontinued Operations	$0.03	$(0.06)	$(0.64)	$(0.74)
Total	$0.65	$0.64	$0.77	$(0.47)
Diluted:
Continuing Operations	$0.62	$0.69	$1.40	$0.26
Discontinued Operations	$0.03	$(0.06)	$(0.64)	$(0.73)
Total	$0.64	$0.63	$0.76	$(0.46)

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended March 31,
	2019	2018
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (Loss)	$45,787	$(28,578)
Loss from Discontinued Operations	38,177	45,539
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	10,369	11,517
Depreciation	31,758	33,554
Amortization of Intangible Assets	6,231	7,333
Amortization of Deferred Debt Issuance Costs	1,175	528
Provision for Bad Debts	11,203	13,370
Deferred Income Taxes	23,717	3,541
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	44,489	29,964
Realized Loss on Investments	193	-
Unrealized Loss on Investments	214	-
Insurance Settlement Gain	(15,571)	-
Changes in Assets and Liabilities:
Accounts Receivable	(20,838)	(18,967)
Prepaid Expenses and Other	(39,127)	(30,625)
Accounts Payable	(4,292)	(3,960)
Accrued Salaries, Wages, Benefits and Liabilities	(4,566)	(29,538)
Deferred Revenue	15,688	29,003
Income Taxes Payable, Long-Term	-	88,562
Net Cash Provided by Operating Activities-Continuing Operations	144,607	151,243
Net Cash (Used in) Provided by Operating Activities-Discontinued Operations	(16,072)	32,021
NET CASH PROVIDED BY OPERATING ACTIVITIES	128,535	183,264
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(50,853)	(50,433)
Insurance Proceeds Received for Damage to Buildings and Equipment	35,706	-
Sales of Marketable Securities	1,625	-
Purchases of Marketable Securities	(6,070)	(145)
Payment for Purchase of Businesses, Net of Cash Acquired	-	(4,041)
Loan to DeVry University	(10,000)	-
Net Cash Used in Investing Activities-Continuing Operations	(29,592)	(54,619)
Net Cash (Used in) Provided by Investing Activities-Discontinued Operations	(1,833)	5,189
Cash and Restricted Cash Transferred in Divestitures of Discontinued Operations	(48,876)	-
NET CASH USED IN INVESTING ACTIVITIES	(80,301)	(49,430)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	16,825	22,557
Employee Taxes Paid on Withholding Shares	(6,527)	(3,862)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	421	585
Repurchase of Common Stock for Treasury	(176,903)	(111,626)
Payments of Seller Financed Obligations	(2,154)	(10,559)
Borrowings Under Credit Facility	-	258,000
Repayments Under Credit Facility	(2,250)	(263,000)
NET CASH USED IN FINANCING ACTIVITIES	(170,588)	(107,905)
Effects of Exchange Rate Differences	(449)	(714)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(122,803)	25,215
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	444,405	251,096
Cash, Cash Equivalents and Restricted Cash at End of Period	321,602	276,311
Less: Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Period	-	10,488
Cash, Cash Equivalents and Restricted Cash at End of Period	$321,602	$265,823

ADTALEM GLOBAL EDUCATION INC.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended March 31,			Nine Months Ended March 31,
	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)
REVENUE:	(in thousands)
Medical and Healthcare	$223,575	$220,067	1.6%	$638,302	$614,649	3.8%
Professional Education	35,935	31,505	14.1%	113,723	101,906	11.6%
Technology and Business	49,907	59,030	(15.5)%	159,791	196,602	(18.7)%
Home Office and Other	(808)	(532)	NM	(2,423)	(1,733)	NM
Total Consolidated Revenue	308,609	310,070	(0.5)%	909,393	911,424	(0.2)%
OPERATING INCOME (LOSS):
Medical and Healthcare	53,093	60,304	(12.0)%	115,396	141,583	(18.5)%
Professional Education	5,086	2,382	113.5%	19,469	15,082	29.1%
Technology and Business	(2,561)	(103)	NM	3,165	15,749	(79.9)%
Home Office and Other	(9,312)	(10,079)	NM	(23,933)	(30,105)	NM
Total Consolidated Operating Income	$46,306	$52,504	(11.8)%	$114,097	$142,309	(19.8)%

NON-GAAP INFORMATION

In accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University and Carrington College ("Carrington") are reclassified as discontinued operations for the third quarter and first nine months of fiscal year 2019 and 2018. During the third quarter and the first nine months of fiscal year 2019, Adtalem recorded special items related to the following: (i) restructuring expense related to the closing of the Ross University School of Medicine ("RUSM"), which is part of the Medical and Healthcare segment, campus in Dominica; (ii) loss on sale charges at Adtalem Brazil, which is part of the Technology and Business segment, related to the disposition of the Joao Pessoa institution (presented as restructuring expense); (iii) restructuring expense at Adtalem Brazil and Adtalem's home office primarily related to real estate consolidations (not related to any segment); (iv) insurance settlement gain related to the final insurance settlement related to Hurricanes Irma and Maria at the American University of the Caribbean School of Medicine ("AUC") and RUSM; and (v) adjustments to the preliminary income tax charges related to the implementation of the Tax Cuts and Jobs Act of 2017 and tax charges related to the divestiture of DeVry University. During the third quarter and the first nine months of fiscal year 2018, Adtalem recorded special items related to restructuring expense primarily related to workforce reductions and real estate consolidations at Adtalem's home office. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income from continuing operations excluding special items and net income from continuing operations excluding special items. Management believes that the non-GAAP disclosure of operating income from continuing operations, net income from continuing operations and earnings per share excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations, restructuring charges, insurance settlement gain and certain income tax charges. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information (in thousands).

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP OPERATING INCOME FROM CONTINUING OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended March 31,			Nine Months Ended March 31,
	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)
Medical and Healthcare Operating Income	$53,093	$60,304	(12.0)%	$115,396	$141,583	(18.5)%
Restructuring Expense	(133)	530	NM	41,327	642	NM
Insurance Settlement Gain	-	-	NM	(15,571)	-	NM
Medical and Healthcare Operating Income
Excluding Special Items	$52,960	$60,834	(12.9)%	$141,152	$142,225	(0.8)%

Technology and Business Operating Income	$(2,561)	$(103)	NM	$3,165	$15,749	(79.9)%
Restructuring Expense	1,716	-	NM	1,901	-	NM
Technology and Business Operating Income
Excluding Special Items	$(845)	$(103)	NM	$5,066	$15,749	(67.8)%

Home Office and Other Operating Loss	$(9,312)	$(10,079)	NM	$(23,933)	$(30,105)	NM
Restructuring Expense	2,319	91	NM	3,867	2,542	NM
Home Office and Other Operating Loss
Excluding Special Items	$(6,993)	$(9,988)	NM	$(20,066)	$(27,563)	NM

Adtalem Global Education Operating Income	$46,306	$52,504	(11.8)%	$114,097	$142,309	(19.8)%
Restructuring Expense	3,902	621	NM	47,095	3,184	NM
Insurance Settlement Gain	-	-	NM	(15,571)	-	NM
Adtalem Global Education Operating Income
Excluding Special Items	$50,208	$53,125	(5.5)%	$145,621	$145,493	0.1%

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(in thousands, except per share amounts)
Net Income (Loss)	$37,905	$39,334	$45,670	$(29,037)
Earnings (Loss) per Share (diluted)	$0.64	$0.63	$0.76	$(0.46)
Continuing Operations:
Restructuring Expense	$3,902	$621	$47,095	$3,184
Effect on Earnings per Share (diluted)	$0.07	$0.01	$0.78	$0.05
Insurance Settlement Gain	$-	$-	$(15,571)	$-
Effect on Earnings per Share (diluted)	$-	$-	$(0.26)	$-
Tax Cuts and Jobs Act of 2017 and Tax Charges Related
to the Divestiture of DeVry University	$-	$-	$1,526	$101,196
Effect on Earnings per Share (diluted)	$-	$-	$0.03	$1.62
Income Tax Impact on Non-GAAP Adjustments	$(105)	$(144)	$(5,074)	$(999)
Effect on Earnings per Share (diluted)	$(0.00)	$(0.00)	$(0.08)	$(0.02)
Discontinued Operations, net of tax	$(1,653)	$3,571	$38,177	$45,539
Effect on Earnings per Share (diluted)	$(0.03)	$0.06	$0.64	$0.73
Net Income from Continuing Operations Excluding Special
Items, net of tax	$40,049	$43,382	$111,823	$119,883
Earnings per Share from Continuing Operations Excluding
Special Items, net of tax (diluted)	$0.68	$0.70	$1.86	$1.92

Shares used in EPS calculation	58,802	61,965	60,004	62,474

SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2019
	(in thousands)
Revenue:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$220,067	$31,505	$59,030	$(532)	$310,070
Organic Growth (Decline)	7,177	3,848	(1,173)	(276)	9,576
Effect of Acquisitions	-	582	-	-	582
Hurricane Impact	(3,669)	-	-	-	(3,669)
Effect of Currency Change	-	-	(7,950)	-	(7,950)
Fiscal Year 2019 as Reported	$223,575	$35,935	$49,907	$(808)	$308,609

Fiscal Year 2019 % Change:
Organic Growth (Decline)	3.3%	12.2%	(2.0%)	NM	3.1%
Effect of Acquisitions	-	1.8%	-	NM	0.2%
Hurricane Impact	(1.7%)	-	-	NM	(1.2%)
Constant Currency Change	1.6%	14.1%	(2.0%)	NM	2.1%
Effect of Currency Change	-	-	(13.5%)	NM	(2.6%)
Fiscal Year 2019 % Change as Reported	1.6%	14.1%	(15.5%)	NM	(0.5%)

	Nine Months Ended March 31, 2019
	(in thousands)
Revenue:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$614,649	$101,906	$196,602	$(1,733)	$911,424
Organic Growth (Decline)	19,086	9,344	(6,638)	(690)	21,102
Effect of Acquisitions	-	2,473	1,100	-	3,573
Hurricane Impact	4,567	-	-	-	4,567
Effect of Currency Change	-	-	(31,273)	-	(31,273)
Fiscal Year 2019 as Reported	$638,302	$113,723	$159,791	$(2,423)	$909,393

Fiscal Year 2019 % Change:
Organic Growth (Decline)	3.1%	9.2%	(3.4%)	NM	2.3%
Effect of Acquisitions	-	2.4%	0.6%	NM	0.4%
Hurricane Impact	0.7%	-	-	NM	0.5%
Constant Currency Change	3.8%	11.6%	(2.8%)	NM	3.2%
Effect of Currency Change	-	-	(15.9%)	NM	(3.4%)
Fiscal Year 2019 % Change as Reported	3.8%	11.6%	(18.7%)	NM	(0.2%)

SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2019
	(in thousands)
Total Operating Cost and Expense:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$159,764	$29,123	$59,133	$9,546	$257,566
Cost Increase (Reduction)	11,382	910	(840)	(3,271)	8,181
Effect of Acquisitions	-	816	-	-	816
Restructuring Expense Change	(663)	-	1,716	2,228	3,281
Effect of Currency Change	-	-	(7,541)	-	(7,541)
Fiscal Year 2019 as Reported	$170,483	$30,849	$52,468	$8,503	$262,303

Fiscal Year 2019 % Change:
Cost Increase (Reduction)	7.1%	3.1%	(1.4%)	NM	3.2%
Effect of Acquisitions	-	2.8%	-	NM	0.3%
Restructuring Expense Change	(0.4%)	-	2.9%	NM	1.3%
Constant Currency Change	6.7%	5.9%	1.5%	NM	4.8%
Effect of Currency Change	-	-	(12.8%)	NM	(2.9%)
Fiscal Year 2019 % Change as Reported	6.7%	5.9%	(11.3%)	NM	1.8%

	Nine Months Ended March 31, 2019
	(in thousands)
Total Operating Cost and Expense:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$473,066	$86,824	$180,853	$28,372	$769,115
Cost Increase (Reduction)	38,098	4,235	566	(8,187)	34,712
Effect of Acquisitions	-	3,195	650	-	3,845
Hurricane Impact	(13,372)	-	-	-	(13,372)
Restructuring Expense Change	40,685	-	1,901	1,325	43,911
Insurance Settlement Gain	(15,571)	-	-	-	(15,571)
Effect of Currency Change	-	-	(27,344)	-	(27,344)
Fiscal Year 2019 as Reported	$522,906	$94,254	$156,626	$21,510	$795,296

Fiscal Year 2019 % Change:
Cost Increase (Reduction)	8.1%	4.9%	0.3%	NM	4.5%
Effect of Acquisitions	-	3.7%	0.4%	NM	0.5%
Hurricane Impact	(2.8%)	-	-	NM	(1.7%)
Restructuring Expense Change	8.6%	-	1.1%	NM	5.7%
Insurance Settlement Gain	(3.3%)	-	-	NM	(2.0%)
Constant Currency Change	10.5%	8.6%	1.7%	NM	7.0%
Effect of Currency Change	-	-	(15.1%)	NM	(3.6%)
Fiscal Year 2019 % Change as Reported	10.5%	8.6%	(13.4%)	NM	3.4%

SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2019
	(in thousands)
Operating Income (Loss):	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$60,304	$2,382	$(103)	$(10,079)	$52,504
Organic Change	(4,205)	2,938	(333)	2,995	1,395
Effect of Acquisitions	-	(234)	-	-	(234)
Hurricane Impact	(3,669)	-	-	-	(3,669)
Restructuring Expense Change	663	-	(1,716)	(2,228)	(3,281)
Effect of Currency Change	-	-	(409)	-	(409)
Fiscal Year 2019 as Reported	$53,093	$5,086	$(2,561)	$(9,312)	$46,306

	Nine Months Ended March 31, 2019
	(in thousands)
Operating Income (Loss):	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$141,583	$15,082	$15,749	$(30,105)	$142,309
Organic Change	(19,012)	5,109	(7,204)	7,497	(13,610)
Effect of Acquisitions	-	(722)	450	-	(272)
Hurricane Impact	17,939	-	-	-	17,939
Restructuring Expense Change	(40,685)	-	(1,901)	(1,325)	(43,911)
Insurance Settlement Gain	15,571	-	-	-	15,571
Effect of Currency Change	-	-	(3,929)	-	(3,929)
Fiscal Year 2019 as Reported	$115,396	$19,469	$3,165	$(23,933)	$114,097

CONTACT:
Investor Contact:
John Kristoff
John.Kristoff@Adtalem.com
312-651-1437

Media Contact:
Ernie Gibble
Ernie.Gibble@Adtalem.com
630-353-9920